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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        August 14, 2002                                          1-14893
--------------------------------                        ------------------------
Date of Report (Date of earliest                         Commission File Number
   event reported)


                         THE PEPSI BOTTLING GROUP, INC.
             (Exact name of registrant as specified in its charter)


            Delaware                                            13-4038356
--------------------------------                        ------------------------
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization                            Identification Number)


                                  One Pepsi Way
                             Somersk, New York 10589
              ----------------------------------------------------
               (Address of Principal Executive Offices)(Zip Code)


                                 (914) 767-6000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


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


Item 5. Other Events.

     On August 13, 2002, The Pepsi Bottling Group, Inc. ("PBG") issued a press release announcing that it had reached agreement with the principal shareholders of Pepsi-Gemex S.A. de C.V. ("Pepsi-Gemex"), on the enterprise value of Pepsi-Gemex in connection with the possible acquisition of all of the outstanding capital stock of Pepsi-Gemex through tender offers in the U.S. and Mexico, as was previously announced by PBG on May 7, 2002. The press release is filed as Exhibit 99.1 hereto, and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Exhibit 99.1 Press release dated August 13, 2002.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2002   THE PEPSI BOTTLING GROUP, INC.




                        By: /s/ Pamela C. McGuire
                            -------------------------------
                            Pamela C. McGuire
                            Senior Vice President, General Counsel and Secretary

                                                                    Exhibit 99.1

                             [LOGO] PBG NEWS RELEASE



Contact:   Kelly McAndrew                              Mary Winn Settino
           Public Relations                      Investor Relations
           (914) 767-7690                              (914) 767-7216

                                                           FOR IMMEDIATE RELEASE

   THE PEPSI BOTTLING GROUP ANNOUNCES AGREEMENT ON ENTERPRISE VALUE OF PEPSI-
                                     GEMEX

     SOMERS, N.Y., August 13, 2002 - The Pepsi Bottling Group, Inc. (NYSE: PBG) announced today that it has reached agreement with the principal shareholders of Pepsi-Gemex, S.A. de C.V. (NYSE: GEM; BMV: PEPSIGX) on the enterprise value of Pepsi-Gemex. PBG announced on May 7, 2002 the possible acquisition of all of the outstanding shares of the company through tender offers in the U.S. and Mexico.

     After PBG's completion of its due diligence and in view of current market and business conditions in Mexico, the parties have agreed to an enterprise value for Pepsi-Gemex of 11.612 billion Mexican pesos. In addition, PepsiCo has elected to make a payment to PBG of 172.7 million Mexican pesos in connection with the transaction. The final tender offer price per share of Pepsi-Gemex will be based on the sum of this payment from PepsiCo and the enterprise value, minus the amount of consolidated net debt of the company in place immediately prior to the commencement of the tender offers. In addition to customary conditions, the completion of the tender offers will be contingent upon Pepsi-Gemex having certain levels of consolidated net working capital, as adjusted and agreed to by the parties.

     Cash tender offers are expected to be launched in the United States and Mexico by mid to late September subject to the approval by the U.S. Securities and Exchange Commission, the Comision Nacional Bancaria y de Valores of Mexico and PBG's Board of Directors. It is anticipated that immediately prior to the commencement of the tender offers, the principal shareholders of Pepsi-Gemex each will sign agreements to participate in the tender offers at the same price per share for all participants. The principal shareholders of Pepsi-Gemex are Enrique C. Molina and PepsiCo, Inc., which hold 43 and 34 percent respectively of the outstanding shares.

     This press release is neither an offer to purchase nor a solicitation of an offer to sell securities. Any tender offer will be made through an offer to purchase and related letter of transmittal. Shareholders of Pepsi-Gemex should read these documents if and when they become available because they will contain important information. If a tender offer is made, shareholders will be able to obtain copies of the tender offer statement and other documents filed with the U.S. Securities and Exchange Commission for free from The Pepsi Bottling Group, Inc., as well as from the Commission's website (www.sec.gov), after they have been filed.

     The Pepsi Bottling Group, Inc. (www.pbg.com) is the world's largest manufacturer, seller and distributor of Pepsi-Cola beverages with operations in the U.S., Canada, Greece, Russia, Spain and Turkey.

                                     # # #

Statements made in this press release that relate to future events, performance or financial results of the Company are forward-looking statements which involve uncertainties that could cause actual events, performance or results to materially differ. PBG undertakes no obligation to update any of these statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Accordingly, any forward-looking statement should be read in conjunction with the additional information about risks and uncertainties set forth in PBG's Securities and Exchange Commission reports, including its annual report on Form 10-K for the year ended December 30, 2001.